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                                                                     Exhibit 5.1
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               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

                                November 13, 2001

Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, UT 84108

Ladies and Gentlemen:

         We have acted as counsel to Myriad Genetics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), the following:

         (i)   common stock, $0.01 par value per share (the "Common Stock");

         (ii)  preferred stock, $0.01 par value per share (the "Preferred
               Stock");

         (iii) depositary shares to purchase fractional shares of Preferred Stock (the "Depositary Shares");

         (iii) senior debt securities (the "Senior Debt Securities");

         (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and

         (v) warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000.

         Depositary Shares may be issued pursuant to a Deposit Agreement between the Company and a bank or trust company as the Depositary.




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         The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the "Indentures").

         Warrants may be issued pursuant to one or more Warrant Agreements between the Company and a bank or trust company as Warrant Agent.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), and Restated By-laws ("By-laws"), both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

         In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL"). No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

         Our opinion is limited to the General Corporation Laws of the State of Delaware and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

         Based upon the foregoing, we are of the opinion:

         1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the

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            "Authorizing Resolutions"), (ii) the Registration Statement, as
            finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement, and
            (vii) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Preferred Stock, has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Preferred Stock is to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto,
            (v) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and nonassessable.

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         3. With respect to the Depositary Shares, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Depositary Shares are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Depositary Shares in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed, and delivered,
            (vi) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions, the Depositary Shares will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over

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            the Company, (vi) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Warrants in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or

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defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder, the Deposit Agreement will be duly authorized, executed, and delivered by the Depositary thereunder and the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.

         It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                                    Very truly yours,

                                                /s/ Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.

                                                    MINTZ, LEVIN, COHN, FERRIS,
                                                    GLOVSKY AND POPEO, P.C.

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